UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 25, 2013

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into Material Definitive Agreements

Waiver Agreement with Ironridge Technology Co.

On February 25, 2013, VelaTel Global Communications, Inc., a Nevada corporation and the Registrant responsible for filing this current Report on Form 8-K (“Company”), entered into a Waiver Agreement with Ironridge Technology Co., a division of Ironridge Global IV, Ltd. (collectively “Ironridge”). The Waiver Agreement relates to the Stock Purchase Agreement for Preferred Shares (“Ironridge SPA”) between the Company and Ironridge (previously disclosed in a current Report on Form 8-K filed December 17, 2012, which is incorporated by this reference). In the Waiver Agreement, Ironridge waives completion of certain conditions described in the SPA to allow the Company to call for a Closing to occur by which Ironridge will purchase and the Company will sell shares of its Series B preferred stock (“Preferred Shares”). Pursuant to and on the date of the Waiver Agreement, Ironridge agreed to purchase 75 Preferred Shares and to pay the Company $750,000 (“Revised Second Closing”). The Company also agreed to issue Ironridge 75 Preferred Shares as a non-refundable fee for entering into the Waiver Agreement. The Waiver Agreement also provides for certain restrictions on the Company’s right to negotiate or enter into financing arrangements with potential investors other than Ironridge or its affiliates while any Preferred Shares are outstanding and for six months after their conversion to shares of the Company’s Series A Common Stock (“Series A Shares”). The Waiver Agreement requires the Company to immediately reserve 492,000,000 Series A Shares for potential issuance to Ironridge, and to as soon as possible amend its articles of incorporation to increase the number of Series A Shares authorized to a number sufficient to also cover subsequent Closings and future conversions of Preferred Shares into Series A Shares as contemplated in the Ironridge SPA.

A complete copy of the Waiver Agreement is attached as Exhibit 10.1 to this Form 8-K, and is incorporated by this reference.

The Revised Second Closing occurred on February 26, 2013, when Ironridge paid the Company $750,000 and the Company issued Ironridge 150 Preferred Shares as more fully described in Item 3.02. The information disclosed under Item 3.02 regarding the Preferred Shares is incorporated into this Item 1.01 in its entirety The Company intends to use some or all of the proceeds of the Revised Second Closing for acquisitions currently pending, and/or for general working capital purposes.

Item 3.02      Unregistered Sale of Equity Securities

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, the Company has made sales of unregistered securities identified below, namely Series A Shares and warrants granting the holder a right to acquire one Series A Share for each warrant (“Warrants”) and Preferred Shares. This Form 8-K is being filed because the aggregate number of each described class or series of the Company’s shares sold exceeds five percent (5%) of the total number of such shares issued and outstanding as of the Company’s latest filed Report in which the Sale of each series or class of shares was reported. The triggering issuance which caused the total aggregate Series A Shares outstanding to exceed five percent (5%) since the latest previously filed Report is the issuance to Continental Equities, LLC (“Continental”) on February 25, 2013 described below, and accordingly that date is used as the date of this Report.

Series A Common Stock

On February 20, 2013, the Company issued 1,288,660 Series A Shares to WHC Capital, LLC (“WHC”) in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. (“Isaac”), assigned by Isaac to America Orient, LLC, and partially assigned by America Orient to WHC. This sale of Series A Shares resulted in a principal reduction of $25,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 1,288,660 Warrants to America Orient as consideration for its assignment to WHC. Each Warrant has an exercise price of $ 0.0194 and an exercise term of three years.

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On February 20, 2013, the Company issued 1,794,871 Series A Shares to Asher Enterprises, Inc. (“Asher”) in partial payment of a promissory note in the amount of $500,000 in favor of Isaac, assigned by Isaac to America Orient, and partially assigned by America Orient to Asher. This sale of Series A Shares resulted in a principal reduction of $35,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 1,794,871 Warrants to America Orient as consideration for its assignment to Asher. Each Warrant has an exercise price of $0.0195 and an exercise term of three years.

On February 21, 2013, the Company issued 2,099,076 Series A Shares and 2,099,076 Warrants to James Shaw, as partial assignee of Weal Group, Inc., in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc. This sale of Series A Shares resulted in a principal reduction of $50,000 in notes payable of the Company, and payment of $0 of accrued interest. Each Warrant has an exercise price of $ 0.02382 and an exercise term of three years.

On February 22, 2013, the Company issued 1,960,784 Series A Shares to Asher in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc., assigned by Isaac to America Orient, and partially assigned by America Orient to Asher. This sale of Series A Shares resulted in a principal reduction of $40,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 1,960,784 Warrants to America Orient as consideration for its assignment to Asher. Each Warrant has an exercise price of $0.0204 and an exercise term of three years.

On February 25, 2013, the Company issued 1,563,981 Series A Shares to Continental in partial payment of a promissory note in the amount of $500,000 in favor of Isaac, assigned by Isaac to America Orient, and partially assigned by America Orient to Continental. This sale of Series A Shares resulted in a principal reduction of $33,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 1,563,981 Warrants to America Orient as consideration for its assignment to Continental. Each Warrant has an exercise price of $ 0.0211 and an exercise term of three years.

On March 4, 2013, the Company issued 1,288,660 Series A Shares to WHC in partial payment of a promissory note in the amount of $500,000 in favor of Isaac, assigned by Isaac to America Orient, and partially assigned by America Orient to WHC. This sale of Series A Shares resulted in a principal reduction of $25,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 1,288,660 Warrants to America Orient as consideration for its assignment to WHC. Each Warrant has an exercise price of $ 0.0194 and an exercise term of three years.

On March 6, 2013, the Company issued 1,389,356 Series A Shares to Continental in partial payment of a promissory note in the amount of $500,000 in favor of Isaac, assigned by Isaac to America Orient, LLC, and partially assigned by America Orient to Continental. This sale of Series A Shares resulted in a principal reduction of $26,000 in notes payable of the Company, and payment of $953.56 of accrued interest. The Company also issued 1,389,356 Warrants to America Orient as consideration for its assignment to Continental. Each Warrant has an exercise price of $ 0.0194 and an exercise term of three years.

Series B Preferred Stock

Pursuant to the Waiver Agreement disclosed under Item 1.01, on February 26, 2013, the Company issued Ironridge 150 Preferred Shares, the attributes of which include potential future conversion into Series A Shares in accordance with the Certificate of Designations more fully disclosed in current Report on Form 8-K filed on December 17, 2012, which is incorporated by this reference. The information disclosed under Item 1.01 regarding the Waiver Agreement is incorporated into this Item 3.02 in its entirety.

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Reliance on Exemptions

The restricted shares of Series A common stock, Series B common stock, and Series B preferred stock issued to the individuals and entitles described above relied upon exemptions from registration requirements provided for in Sections 4(2) and 4(5) of the 1933 Act, as amended, including Regulation D promulgated thereunder, based on the knowledge of such persons of our operations and financial condition, and their respective experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

Total Shares Outstanding

As of March 7, 2013 and immediately following the issuances described above, the Company has 156,472,686 shares of its Series A common stock outstanding; 40,000,000 shares of its Series B common stock outstanding; and 270 shares of its Series B Preferred stock outstanding; each class or series of stock having a par value of $0.001.

Item 9.01      Exhibits

10.1	Waiver Agreement between VelaTel Global Communications, Inc. and Ironridge Technology Co.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2013

VelaTel Global Communications, Inc.

By: /s/George Alvarez

Name: George Alvarez

Title: Chief Executive Officer

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